UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 31, 2013

LIPOCINE INC.

 (Exact name of registrant as specified in its charter)

Commission File No. 333-178230

Delaware	99-0370688
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (801) 994-7383

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into of Employment Agreements

Dr. Mahesh V. Patel: The Company has entered into an Employment Agreement with Dr. Mahesh V. Patel, who has served as the Company’s President and Chief Executive Officer since 1997. Under the terms of the Employment Agreement between the Company and Dr. Patel, dated January 7, 2014 (the “Dr. Patel Agreement”), Dr. Patel will receive an initial base salary of $370,800 per year. Dr. Patel will be eligible to participate in the Company’s cash bonus plan, described in more detail below. In the event Dr. Patel’s employment is terminated without Cause or for Good Reason, as such terms are defined in the Dr. Patel Agreement, Dr. Patel will be entitled to receive, among other severance benefits, up to 104 weeks of severance pay at his then-applicable base salary, full vesting of all outstanding equity awards and, in the case of outstanding options to purchase common stock, extension of the exercise period to at least three years after such termination.

Mr. Morgan Brown: The Company has entered into an Amended and Restated Employment Agreement with Morgan Brown, who was appointed Executive Vice President and Chief Financial Officer of Company in September 2013. Mr. Brown serves as the Company’s principal financial officer and principal accounting officer. Under the terms of the Amended and Restated Employment Agreement between the Company and Mr. Brown, dated January 7, 2014 (the “Mr. Brown Agreement”), Mr. Brown will receive an initial base salary of $257,500 per year. Mr. Brown will be eligible to participate in the Company’s cash bonus plan. In the event Mr. Brown’s employment is terminated without Cause or for Good Reason, as such terms are defined in the Mr. Brown Agreement, Mr. Brown will be entitled to receive among other severance benefits, 52 weeks of severance pay at his then-applicable base salary, full vesting of all outstanding equity awards and, in the case of outstanding options to purchase common stock, extension of the exercise period to at least three years after such termination.

Mr. Gerald Simmons: The Company has entered into an Employment Agreement with Mr. Gerald Simmons, who was appointed Corporate Business Development Officer of the Company in 2003. Under the terms of the Employment Agreement between the Company and Mr. Simmons, dated January 7, 2014 (the “Mr. Simmons Agreement”), Mr. Simmons will receive an initial base salary of $208,802 per year. Mr. Simmons will be eligible to participate in the Company’s cash bonus plan. In the event Mr. Simmons’ employment is terminated without Cause or for Good Reason, as such terms are defined in the Mr. Simmons Agreement, Mr. Simmons will be entitled to receive, among other severance benefits, 20 weeks of severance pay at his then-applicable base salary, and, in the case of outstanding options to purchase common stock, extension of the exercise period to at least three years after such termination. In addition, if such termination occurs immediately prior to or within 12 months after the closing of a Corporate Transaction (as such term is defined in the Mr. Simmons Agreement), he will be entitled to full vesting of all outstanding equity awards.

Dr. Srinivasan Venkateshwaran: The Company has entered into an Employment Agreement with Dr. Srinivasan Venkateshwaran, who has served as the Company’s Chief Technology Officer and Vice President of Research and Development since 2001. Under the terms of the Employment Agreement between the Company and Dr. Venkateshwaran, dated January 7, 2014 (the “Dr. Venkateshwaran Agreement”), Dr. Venkateshwaran will receive an initial base salary of $237,544 per year. Mr. Venkateshwaran will be eligible to participate in the Company’s cash bonus plan. In the event Dr. Venkateshwaran’s employment is terminated without Cause or for Good Reason, as such terms are defined in the Dr. Venkateshwaran Agreement, Dr. Venkateshwaran will be entitled to receive, among other severance benefits, 26 weeks of severance pay at his then-applicable base salary, and, in the case of outstanding options to purchase common stock, extension of the exercise period to at least three years after such termination. In addition, if such termination occurs immediately prior to or within 12 months after the closing of a Corporate Transaction (as such term is defined in the Dr. Venkateshwaran Agreement), he will be entitled to full vesting of all outstanding equity awards.

The foregoing is only a brief description of the above-specified compensatory arrangements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Dr. Patel Agreement, the Mr. Brown Agreement, the Mr. Simmons Agreement and the Dr. Venkateshwaran Agreement, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Approval of Cash Bonus Plan

On January 6, 2014, the Board of Directors of the Company adopted a cash bonus plan for its employees, including its named executive officers and its principal financial officer. Target bonuses for these executive officers of the Company will range from 15% to 40% of such executive’s 2014 salary. The amount of bonus, if any, for these executive officers will be based on both the executive officer achieving his or her individual performance goals and on the Company meeting the 2014 corporate objectives approved by the Board. The 2014 corporate objectives are primarily related to clinical trial milestones and financial objectives.

The target bonuses for the Company’s named executive officers and principal financial officer for 2014, as well as the percentage of each of their bonus that is contingent upon meeting the corporate objectives and the individual objectives, are as follows:

Named Executive Officer	Target Bonus (as a percentage of FY 2014 Base Salary)	Percentage of Bonus Based Upon Corporate Objectives	Percentage of Bonus Based upon Individual Objectives

Mahesh V. Patel, Ph.D.	40%	75%	25%

Morgan Brown	25%	70%	30%

Gerald Simmons	15%	50%	50%

Srinivasan Venkateshwaran, Ph.D.	20%	60%	40%

The executive officers’ actual bonuses may exceed 100% of target in the event performance exceeds the predetermined goals, up to a maximum of 130% of target. In order to receive any bonuses, 65% of the corporate target must be achieved.

Retirement of Dr. William I. Higuchi and Mr. Gordhan Patel

On December 31, 2013, Lipocine Inc. (the “Company”) received notice from Dr. William I. Higuchi that he intends to retire from his positions as member and Chairman of the Board of Directors of the Company, effective as of the Board of Directors’ appointment of an independent successor director. Mr. Higuchi will continue to provide advisory services to the Company as its Chief Scientific Advisor.

On December 31, 2013, the Company also received notice from Mr. Gordhan Patel that he intends to retire from his positions as Secretary and member of the Board of Directors of the Company, effective as of the Board of Directors’ appointment of an independent successor director.

Appointment of Dr. Stephen Anthony Hill, Dr. Richard Dana Ono and Mr. Jeffrey A. Fink as Directors

On January 6, 2014, the Board of Directors of the Company expanded the Board of Directors to five members and appointed Dr. Stephen Anthony Hill, Dr. Richard Dana Ono and Mr. Jeffrey A. Fink as directors, effective immediately. Dr. Hill, Dr. Ono and Mr. Fink will serve until the election of directors at the next annual meeting of the Company’s stockholders.

Dr. Hill will serve as the lead independent director, chairman of the Company’s Compensation Committee of the Board of Directors, and as a member of the Company’s Audit Committee. Dr. Ono will serve as a member of the Company’s Compensation Committee and Audit Committee. Mr. Fink will serve as chairman of the Company’s Audit Committee.

In connection with their appointment as members of the Board of Directors, each of these new directors will receive an initial stock option grant to purchase 10,000 shares of common stock of the Company. In addition, each of these non-employee directors will receive an annual retainer of $30,000 per year; members of the Audit Committee will receive $5,000 per year for such service and members of the Compensation Committee will receive $4,000 per year for such service. The Chair of the Audit Committee will receive $15,000 per year and the Chair of the Compensation Committee will receive $10,000 per year. The lead independent director will receive $20,000 per year.

On January 7, 2014, the Company issued a press release regarding the retirements and appointments described above. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.01          Regulation FD Disclosure

The Company is planning to attend the J.P. Morgan Annual Healthcare Conference to be held January 13-16, 2014. During the conference, the Company will be meeting with investors and presenting materials to the investors regarding the Company. The Company’s materials to be used in the presentations are attached hereto as Exhibit 99.2.

The information furnished pursuant to Items 7.01 and Exhibit 99.2 to Item 9.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Description

10.1	Dr. Patel Employment Agreement, dated January 7, 2014

10.2	Mr. Brown Employment Agreement, dated January 7, 2014

10.3	Mr. Simmons Employment Agreement, dated January 7, 2014

10.4	Dr. Venkateshwaran Employment Agreement, dated January 7, 2014

99.1	Press Release Announcing Appointments of Dr. Hill, Dr. Ono and Mr. Fink.

99.2	Company Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date:	January 7, 2014	By:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer